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                                                                  Exhibit 10.25


                               RENEWAL TERM NOTE

$10,000,000                                                Nashville, Tennessee
                                                           January 1, 1992

FOR VALUE RECEIVED, on January 1, 1998, the "Maturity Date", undersigned promises to pay to the order of National Health Corporation the sum of Ten Million and No/100 Dollars ($10,000,000.00), with interest at the rate of eight and one-half per cent (8.5%) per annum. Said interest shall be due and payable quarter-annually on the first day of each January 1, April 1, July 1, and October 1 during the term of this note, the first such payment of interest being due and payable on April 1, 1992. Principal shall be due and payable in full on the Maturity Date. Privilege to prepay principal, in whole or in part, on this note is hereby waived by the undersigned. This note renews and extends maker's previous note dated October 17, 1991.

Both principal and interest due on this note are payable in Murfreesboro, Tennessee, at par in lawful money of the United States of America, in the office of the holder.

This note is unsecured and is made in accordance with a Term Loan Agreement of even date herewith.

In the event there is a default in the payment of any part of interest or principal in accordance with the terms hereof, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of this note or the Term Loan Agreement hereinabove mentioned; then, the entire unpaid principal sum evidenced by this note, together with all accrued interest, shall at the option of any holder, without notice, become due and payable forthwith, and shall thereafter bear interest until paid at the highest rate of interest permitted to be charged under the laws in effect from time to time. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence grantee from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

All persons, partnerships, or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting, or limiting their respective ability.

The term obligor as used in this note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

The undersigned will pay, on demand, any attorney's fees and related expenses that the




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holder incurs in collecting or attempting to collect the indebtedness evidenced by this note. This obligation is made and intended as a Tennessee contract and is to be so construed. Maker reserves the right to prepay this note without penalty or premium at any time.

IN WITNESS WHEREOF, this note has been duly executed by the undersigned the day and year first above written.

                                             NATIONAL HEALTHCORP L.P.

                                             BY: NHC, INC.,
                                                 Managing General Partner

                                             By: /s/
                                                 --------------------------
                                                 Senior Vice President

                                             ENDORSEMENT

As collateral security, pay to the order of Sovran Bank/Tennessee.

                                             NATIONAL HEALTH CORPORATION


                                             BY:  /s/
                                                  -------------------------
                                                   Senior Vice President